Exhibit (a)(1)(E)

WINMARK CORPORATION

Offer to Purchase for Cash

400,000 Shares of Common Stock

at a Per Share Purchase Price of $124.48 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN DAYLIGHT TIME, AUGUST 16, 2017,

UNLESS THE OFFER IS EXTENDED OR TERMINATED

(SUCH TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”)

July 19, 2017

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated July 19, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” which together with the Offer to Purchase, as they may be amended or supplemented from time to time, constitute the “Offer”), by Winmark Corporation, a Minnesota corporation (the “Company”), to purchase for cash 400,000 shares of its common stock, no par value per share upon the terms and subject to the conditions described in the Offer. All terms used and not defined herein shall have the same meanings as in the Offer to Purchase.  After the expiration date, the Company will, upon the terms and subject to the conditions of the Offer, purchase all shares validly tendered at a price per share of $124.48 (the “Purchase Price”) subject to proration if more than 400,000 shares are validly tendered and not validly withdrawn.  All shares purchased pursuant to the Offer will be purchased at the Purchase Price. See Sections 1, 3 and 4 of the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, if more than 400,000 shares are validly tendered and not validly withdrawn prior to the expiration date, the Company will purchase shares all shares properly tendered and not properly withdrawn prior to the Expiration Date, on a pro rata basis with appropriate adjustments to avoid the purchase of fractional shares, until the Company has purchased 400,000 shares of common stock.  See Sections 1 and 6 of the Offer to Purchase.

We are the holder of record (directly or indirectly) of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.             You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

2.             The Offer is not conditioned upon any minimum number of shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6 of the Offer to Purchase.

3.             The Offer and withdrawal rights will expire at 12:00 Midnight, Eastern Daylight time, on August 16, 2017, unless the Offer is extended or terminated.

4.             Any tendering shareholder or other payee who is a United States Holder and who fails to complete, sign and return to the applicable withholding agent the IRS Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to U.S. federal income tax backup withholding of the gross proceeds paid to the United States Holder or other payee pursuant to the Offer, unless such payee establishes that such payee is exempt from backup withholding. Any tendering shareholder or other payee who is a Non-United States Holder may be subject to U.S. federal income tax backup withholding of the gross proceeds paid to the Non-United States Holder or other payee pursuant to the Offer, unless such holder completes, signs and returns to the applicable withholding agent an IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8, attesting to such payee’s exemption from backup withholding. The forms can be obtained from the IRS website at www.irs.gov. See Sections 3 and 12 of the Offer to Purchase.

If you wish to have us tender all or any portion of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

If you authorize us to tender your shares, we will tender all of the shares of the Company that you own unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer and withdrawal rights will expire at 12:00 midnight, Eastern Daylight time, on August 16, 2017, unless the Offer is extended or terminated.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, shareholders in any jurisdiction in which the making or acceptance of offers to sell shares would not be in compliance with the laws of that jurisdiction. If the Company becomes aware of any such jurisdiction where the making of the Offer or the acceptance of shares pursuant to the Offer is not in compliance with applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the shareholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

ALTHOUGH THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, IT HAS NOT, NOR HAS THE COMPANY, THE INFORMATION AGENT OR THE DEPOSITARY MADE, AND THEY ARE NOT MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. YOU MUST MAKE YOUR OWN DECISIONS AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISIONS WITH YOUR OWN TAX ADVISORS, FINANCIAL ADVISORS AND/OR BROKERS.

INSTRUCTION FORM WITH RESPECT TO
WINMARK CORPORATION

Offer to Purchase for Cash

400,000 Shares of Common Stock

at a Per Share Purchase Price of $124.48 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 19, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” and together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”), by Winmark Corporation, a Minnesota corporation (the “Company”), to purchase for cash 400,000 shares of its common stock, no par value per share, upon the terms and subject to the conditions described in the Offer. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all of the shares of the Company that you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal (as amended or supplemented); (5) any foreign exchange obligations triggered by the undersigned’s tender of shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items that the withholding agent is legally required to withhold.

The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security number or other identification number, nationality, any common shares held in the Company, details of all options or any other entitlement to shares outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his or her share ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned held any of the Company’s common shares. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Depositary at the address or telephone number set forth on the back cover page of the Offer to Purchase.

Number of shares to be tendered by you for the account of the undersigned:              shares. Unless otherwise indicated, it will be assumed that all of the shares of the Company held by us for your account are to be tendered.

EVERYONE WISHING TO GIVE INSTRUCTIONS HEREBY MUST COMPLETE

THE FORM BELOW

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s)

Name(s)

(Please Type or Print)

Taxpayer Identification or Social Security Number

Address(es):

Zip Code(s):

Daytime Area Code and Telephone Number:

Dated: , 2017